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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 4, 2005

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                            LOGISTICAL SUPPORT, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               (FORMERLY KNOWN AS BIKINI TEAM INTERNATIONAL, INC.)

              UTAH                    000-50222                  41-2029935
(STATE OR OTHER JURISDICTION OF     (COMMISSION                (IRS EMPLOYEE
INCORPORATION OR ORGANIZATION)        FILE NO.)              IDENTIFICATION NO.)

                              19734 Dearborn Street
                          Chatsworth, California 91311
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  818-885-0300
                  (ISSUER TELEPHONE NUMBER INCLUDING AREA CODE)

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         This Form 8-K and other reports filed by Logistical Support,  Inc. (the
"Registrant"  or the  "Company")  from  time to time  with  the  Securities  and
Exchange  Commission   (collectively  the  "Filings")  contain  forward  looking
statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.


                                TABLE OF CONTENTS


         Item     8.01     OTHER EVENTS

         Item     9.01     FINANCIAL STATEMENTS AND EXHIBITS


ITEM     8.01     OTHER EVENTS

         On May 19, 2004, Registrant's wholly owned subsidiaries, Logistical Support, LLC ("LS") and Hill Aerospace & Defense, LLC ("Hill") entered into a Settlement Agreement with Triumph Components-Arizona, Inc., an Arizona corporation ("Triumph"), which became effective on June 2, 2004. The Settlement Agreement related to certain sub-contracts that Triumph had been performing for each of LS and Hill under United States military contracts. In connection with the Settlement Agreement, each of Hill and LS entered into a Security Agreement with Triumph. Under the Security Agreement Triumph is asserting a security interest in certain identified accounts receivable from the United States Government (the "Collateral").

         Under the terms of the Settlement Agreement, Triumph agreed to return certain material and deliver certain goods to our company with respect to the sub-contracts in process, and our subsidiaries determined to terminate certain other contracts. However, Registrant and its subsidiaries maintain that not all the materials were returned and certain parts delivered by Triumph were rejected for quality reasons. We maintain that Triumph has breached other terms and conditions of the Settlement Agreement, as well.

         On November 23, 2004, Hill and LS filed a Demand for Arbitration with the American Arbitration Association concerning the Settlement Agreement with Triumph (the "Arbitration"). The Registrant hopes to resolve all disputes under the Settlement Agreement through the Arbitration if the disputes cannot be settled by mutual agreement. Hill and LS currently owe Triumph approximately $600,000 under the Settlement Agreement assuming work under contract is performed adequately by Triumph. Hill and LS will seek to adequately resolve all matters with Triumph before paying the amount in full. We cannot determine what losses may result from this, if any.

         On December 7, 2004, each of Hill and LS were given notice by Triumph's legal counsel that Hill and LS are in default of certain provisions of the Security Agreement and Settlement Agreement. Triumph asserted that it intends to utilize its rights and remedies including taking possession of the Collateral under the Security Agreement. Hill, LS and the Registrant deny the default allegations as set forth in Triumph's letter and will seek to include these alleged default matters in the Arbitration. We maintain that all disputes between the parties must be resolved through the Arbitration in accordance with the terms of the Settlement Agreement.
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         On December  16, 2004,  Triumph  filed an action  against  Registrant's subsidiaries, Hill and LS in the Los Angeles Superior Court in California for breach of contract and specific performance related to the Settlement Agreement. On December 17, 2004, Triumph filed an Application for Writ of Attachment seeking to attach the assets of Hill and LS up to the approximate amount of $991,000. The case was assigned docket number BC326067. The hearing on the Application for Writ of Attachment was conducted on January 10, 2005 at the Los Angeles Superior Court. Registrant, LS and Hill defeated Triumph's application. The Writ of Attachment was denied in its entirety by the court.

         On February 4, 2005, the Registrant received notice that on February 3, 2005, Triumph filed an Application for Interim Relief in the Arbitration pending in Arizona (the "Application for Relief"). The Application for Relief seeks to attach up to $891,258 of the Registrant, Hill and LS's cash receipts on certain government contracts in process that are the subject matter of the Settlement Agreement and the Arbitration. The Application for Relief is substantially the same as the Attachment action that was denied by the Los Angeles Superior Court on January 10, 2005. There is no hearing date currently set for the Application for Relief, but the Registrant's Opposition to the Application is due on or before, February 14, 2005. While the Registrant, Hill and LS will vigorously challenge Triumph's actions, the Registrant, Hill and LS cannot control the outcome.


 ITEM    9.01     FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information

                  Not applicable.

         (c)      Exhibits.

                  None.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Logistical Support, Inc.

                                        By:    /s/ Bruce Littell
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                                                 BRUCE LITTELL
                                            CHIEF EXECUTIVE OFFICER

Dated: February 4, 2005